                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Reliant Energy, Incorporated ("Reliant Energy") on Form S-3 of our report dated February 25, 1999 appearing in the Annual Report on Form 10-K of Reliant Energy for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is incorporated by reference in this Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
September 16, 1999